EXHIBIT 5.1

July 25, 2024

Palatin Technologies, Inc.

4B Cedar Brook Drive

Cranbury, New Jersey 08512

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Palatin Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-1 on the date hereof, as amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale, on a delayed or continuous basis, by the selling stockholder named in the Registration Statement under the caption “Selling Stockholders” of up to 4,849,915 shares of common stock, par value $0.01 per share, of the Company, consisting of (i) 2,727,273 shares of the Company’s common stock issuable upon exercise of Series A common stock purchase warrants (the “Series A Warrants”) that the Company issued in a private placement on June 20, 2024 (the “June Financing”), and (ii) 2,122,642 shares of common stock issuable upon exercise of Series B common stock purchase warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) that the Company issued in the June Financing pursuant to a letter agreement dated June 20, 2024 between the Company and the selling stockholder (the “Letter Agreement”). The shares of common stock underlying the Warrants are referred to in this opinion letter as the “Warrant Shares.”

With respect to the Series B Warrants, 1,624,201 of the underlying shares of common stock (the “Stockholder Approval Shares”) are subject to stockholder approval under applicable rules and regulations of the NYSE American (“Stockholder Approval”).

In connection with this opinion letter, we have examined and relied upon the Registration Statement, the Company’s certificate of incorporation (as amended), and the Company’s bylaws, each as currently in effect, a certificate of good standing, issued by the Delaware Secretary of State as of a recent date, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates, and other documents submitted to us; (ii) the legal capacity, competency, and authority of all individuals executing documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates, and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates, and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic, or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution, and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; and (vii) that the statements contained in the certificates and comparable documents of public officials, officers, and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof.

Our opinions are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinions herein are expressed solely with respect to the federal laws of the United States, the laws of the State of New York, and the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof. Our opinions are based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinions expressed herein. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

2

On the basis of the foregoing, and in reliance thereon, and assuming that the Warrants have been issued in accordance with the terms of the Letter Agreement, we are of the opinion that:

1.

the Warrant Shares other than the Stockholder Approval Shares, when issued and paid for upon the exercise of the Warrants in accordance with their terms and the terms of the Letter Agreement, will be validly issued, fully paid, and nonassessable; and

2.

the Stockholder Approval Shares, when issued and paid for subsequent to Stockholder Approval upon the exercise of the Warrants in accordance with their terms and the terms of the Letter Agreement, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to being named under the caption “Legal Matters” contained therein. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP

3